Exhibit 23.2

FAX (303) 623-4258
621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE 303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
As independent petroleum engineers, we hereby consent to the reference of our appraisal reports relating to the proved gas and oil reserves of QEP Energy Company in the Annual Report on Form 10-K of QEP Resources, Inc. as of the years ended December 31, 2011, 2012, 2013 and 2014 incorporated herein by reference into Registration Statement Nos. 333-165805 and 333-179709 on Form S-3, 333-167726 and 333-167727 on Form S-8.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
Denver, Colorado
February 24, 2015